EXHIBIT 23.1



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 14, 2000, except for Note 15 of Notes to Consolidated Financial Statements as to which the date is March 21, 2000, included in Packard BioScience Company's Form 10-K for the year ended December 31, 1999, and our report dated February 14, 2000, except for Note 15 of Notes to Consolidated Financial Statements as to which the date is April 19, 2000, included in Packard BioScience Company's registration statement on Form S-1 (File No. 333-31996).



                                             /s/ Arthur Andersen LLP
                                             -----------------------
                                               Arthur Andersen LLP


Hartford, Connecticut
August 16, 2000